Wherify Wireless, Inc.
                                                  2000 Bridge Parkway Suite 201
                                                  Redwood Shores, CA 94065
                                                  Tel 650.551.5200
                                                  Fax 650.551.5225
                                                  www.wherifywireless.com
[logo]

For Immediate Release


           Wherify Wireless and IQ Biometrix Successfully Close Merger

REDWOOD SHORES, CA - July 25, 2005 - IQ Biometrix, Inc. (OCTBB:IQBX) and Wherify Wireless, Inc. today announced the closing of the merger of the two companies. As a result of the merger, Wherify has become a wholly-owned subsidiary of IQB and IQB changed its name to Wherify Wireless, Inc. effective today. In light of the change of the company's name, the company is requesting that the company's shares be traded under a new symbol.

"The completion of this merger is a major milestone that will give us broader access to the public safety and law enforcement community, and allow us to tap new financial and market opportunities," said Timothy Neher, CEO of Wherify Wireless, Inc.

"We're ready to take full advantage of this merger to strengthen our position in the marketplace," said William Scigliano who will become the Chairman of the Board of Directors of Wherify Wireless, Inc.

About Wherify Wireless, Inc

 Wherify Wireless, Inc. (IQBX:OCTBB) is a leading developer of patented wireless location products and services, and law enforcement and security technology solutions. Its products and services are used specifically for child safety, parental supervision, personal protection, Alzheimer and memory loss supervision, law enforcement, animal identification and asset tracking. The company's portfolio of solutions includes its proprietary integration of the US Government's Global Positioning System (GPS), its patented back-end location service, and wireless communication technologies enable customers to obtain real-time location information for individuals and property directly through the Internet or any phone; its Wherifone(TM) GPS locator phone; and its industry-leading facial composite technology, FACES(TM), which is currently being used by thousands of policing agencies worldwide. The company is located in Redwood Shores, California. For more information or to purchase products, visit the company's website at www.wherifywireless.com.
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Note Regarding Forward-Looking Statements

Statements in this press release regarding the merger between IQB and Wherify, future financial and operating results, benefits and synergies of the transaction, future opportunities for the company and any other statements about managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to successfully integrate Wherify's and IQB's operations and employees, the ability to realize anticipated synergies and cost savings; recovery of industry demand, possible disruption in IQB's or Wherify's commercial activities caused by terrorist activities or armed conflicts, the related impact on margins, expansion of our business operations, quarterly variations in results, intellectual property issues and the other factors described in IQB's Annual Report on Form 10-KSB for the year ended June 30, 2004 and IQB's most recent quarterly reports on Form 10-QSB submitted to the SEC. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. This press release is not an offer to sell, or a solicitation of an offer to buy, any shares in the company.

Contact:

John Cunningham
Director of Communications
Wherify Wireless
Tel: 1.650.551.5271
jcunningham@wherify.com




                                      # # #

Wherify,Wherify Wireless and FACES are registered trademarks of Wherify Wireless, Inc. Wherifone is a trademark of Wherify Wireless, Inc. All other trademarks are the property of their respective owners.

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